Exhibit 99.1

Pennsylvania Real Estate Investment Trust 200 South Broad Street Philadelphia, PA 19102 www.preit.com
Phone: 215-875-0700
Fax: 215-546-7311
Toll Free: 866-875-0700

CONTACT: AT THE COMPANY	AT KCSA PUBLIC RELATIONS WORLDWIDE
Robert McCadden	Lewis Goldberg
EVP and CFO	(Media Relations)
(215) 875-0735	(212) 896-1216

Nurit Yaron
VP, Investor Relations
(215) 875-0735

FOR IMMEDIATE RELEASE
March 2, 2006

Pennsylvania Real Estate Investment Trust
Reports Fourth Quarter and 2005 Annual Financial Results

Philadelphia, PA, March 2, 2006 – Pennsylvania Real Estate Investment Trust (NYSE: PEI) today announced its financial results for the fourth quarter and year ended December 31, 2005.

Financial Results

•
Net income available to common shareholders for the fourth quarter of 2005 was $16.0 million, compared to $15.8 million in the fourth quarter of 2004, an increase of 1.3%.  On a per diluted share basis, net income was $0.43, which was unchanged from the fourth quarter of 2004.  Net income available to common shareholders for the year ended December 31, 2005 was $44.0 million, compared to $40.2 million in 2004, an increase of 9.5%.  On a per diluted share basis, net income was $1.17 in 2005, compared to $1.10 in 2004, an increase of 6.4%.

•
Funds From Operations (“FFO”) for the fourth quarter of 2005 was $46.0 million, compared to $45.3 million in the fourth quarter of 2004, an increase of 1.5%.  FFO per diluted share was $1.11 in the fourth quarter of 2005, which was unchanged from the fourth quarter of 2004.  For the year ended December 31, 2005, FFO was $152.8 million, compared to $147.7 million for 2004, an increase of 3.5%.  FFO per diluted share was $3.70 for 2005, compared to $3.65 for 2004, an increase of 1.4%.

•
Net Operating Income (“NOI”) from consolidated properties and the Company’s proportionate share of unconsolidated partnership properties was $78.6 million in the fourth quarter of 2005, compared to $77.6 million in the fourth quarter of 2004, an increase of 1.3%.  For the year ended December 31, 2005, NOI was $287.4 million, compared to $283.2 million for 2004, an increase of 1.5%.

PREIT Reports Fourth Quarter and 2005 Annual Financial Results
March 2, 2006

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this press release.

Ronald Rubin, Chairman and Chief Executive Officer of the Company, said, “Our 2005 results reflect the redevelopment activities taking place at a significant proportion of our properties.  We are very excited that the first two of these properties, Patrick Henry Mall and Capital City Mall, are emerging from redevelopment and are celebrating grand reopenings in the next few weeks.  Our work to take advantage of value creation opportunities at these two properties is beginning to bear fruit, and we look forward to similar results at our other properties currently undergoing redevelopment.”

Retail Operating Metrics

The following table sets forth information regarding occupancy in the Company’s retail portfolio as of December 31, 2005:

	Occupancy as of

	December 31, 2005	December 31, 2004

Retail Portfolio weighted average:
Total with Anchors	92.2%	92.2%
In-line only	88.4%	88.6%
Enclosed Malls weighted average:
Total with Anchors	91.3%	91.5%
In-line only	87.0%	87.3%
In-line non-redevelopment	88.6%	87.4%
In-line redevelopment (10 properties)	82.8%	87.3%
Power centers:
In-line	96.7%	95.0%

The Company’s results for the fourth quarter and year ended December 31, 2005 were affected, to a significant degree, by redevelopment initiatives that are in various stages at 10 of the Company’s 39 mall properties.

Sales per square foot for the mall properties in the Company’s portfolio as of December 31, 2005 were $329 for the year ended December 31, 2005, compared to $324 for the mall properties in the Company’s portfolio as of December 31, 2004 for the year ended December 31, 2004.

Same store NOI for the Company’s retail portfolio for the fourth quarter of 2005 decreased by approximately $3.7 million, or 4.9%, compared to the fourth quarter of 2004.  Same store NOI for the 10 redevelopment properties, including the properties in the early stages of the process, decreased by approximately $4.3 million, or 20.3%, compared to the fourth quarter of 2004.  Same store NOI from the balance of the retail portfolio increased by $0.6 million, or 1.1%, in the fourth quarter of 2005 over the comparable period in the prior year.

For 2005, same store NOI for the retail portfolio decreased by approximately $7.3 million, or 2.7%, compared to 2004.  Same store NOI for the 10 redevelopment properties decreased by approximately $3.4 million, or 4.5%, in 2005 compared to 2004.  Same store NOI for the balance

PREIT Reports Fourth Quarter and 2005 Annual Financial Results
March 2, 2006

of the retail portfolio decreased by $3.9 million, or 2.0%, in 2005 compared to 2004.

Same store results represent property operating results for retail properties that the Company owned for the full periods presented.

Leasing and Redevelopment Activity

Joseph Coradino, President of PREIT Services, LLC and PREIT-RUBIN, Inc., said, “We are pleased with the leasing momentum that was generated during 2005, particularly at our properties undergoing redevelopment.  From the end of the third quarter of 2005 through today, we have signed key leases with impact retailers such as Best Buy, Borders and Old Navy at Lycoming Mall, Dick’s Sporting Goods at New River Valley Mall, and Marshall’s at The Mall at Prince Georges.  These merchants further demonstrate our success in introducing category dominant retailers into middle market mall environments.”

The following table briefly summarizes the Company’s redevelopment and remerchandising initiatives at certain of its mall properties:

Property	Description	Initial Occupancy Date	Estimated Project Cost

Capital City Mall (Camp Hill, PA)
Relocation of food court and two new restaurants into former theater location; creation of a lifestyle addition in place of former food court; tenants include Hollister, Express (dual gender) and Victoria’s Secret.
		4th Quarter 2005	$11.6 million
Patrick Henry Mall (Newport News, VA)
Consolidation of two Dillard’s stores into one larger store and conversion of former Dillard’s store into a lifestyle addition; tenants include Borders, Dick’s Sporting Goods, Red Robin and Bailey’s restaurants, Victoria’s Secret and Bath & Body Works.
		4th Quarter 2005	$26.9 million
New River Valley Mall (Christiansburg, VA)
Dick’s Sporting Goods is being added as an in-line tenant; addition of Regal Cinema stadium-style theater on an out parcel along with a Red Robin restaurant; development of a ground-up power center adjacent to the mall.
		1st Quarter 2006	$49.8 million

PREIT Reports Fourth Quarter and 2005 Annual Financial Results
March 2, 2006

Property	Description	Initial Occupancy Date	Estimated Project Cost

Lycoming Mall (Pennsdale, PA)	Remerchandising of existing space with in-line Borders, Dick’s Sporting Goods and Old Navy. Best Buy will be added on an out parcel.	3rd Quarter 2006	$11.8 million
Valley View Mall (LaCrosse, WI)	Remerchandising of existing space with an in-line Barnes & Noble.	3rd Quarter 2006	$3.6 million
Francis Scott Key Mall (Frederick, MD)	Remerchandising of existing space with an in-line Barnes & Noble.	3rd Quarter 2006	$3.5 million
South Mall (Allentown, PA)	Addition of a Ross Dress for Less and a freestanding Starbucks.	3rd Quarter 2006	$6.9 million
Cherry Hill Mall (Cherry Hill, NJ)	Phase I includes creation of Bistro Row and remerchandising of existing retail space.	1st Quarter 2007	$40.0 million
Plymouth Meeting Mall (Plymouth Meeting, PA)	Phase I of redevelopment includes lifestyle addition anchored by Whole Foods and up to six upscale themed restaurants on out parcels.	4th Quarter 2007	$53.4 million
Echelon Mall (Voorhees, NJ)
Will rename the property Voorhees Town Center. Under the current plans, the property will incorporate a portion of the existing mall, including Boscov’s and Strawbridge’s (Macy’s) department stores, as well as approximately 200,000 square feet of new lifestyle retail space, a food market and condominiums and rental apartment units to be developed by a residential developer.
		To be determined	To be determined

2005 Recap: Acquisitions

•	In December 2005, the Company purchased the 1.2 million square foot Woodland Mall in Grand Rapids, Michigan for approximately $177.4 million.

•
In November 2005, the Company and Kravco Simon Investments, L.P. purchased the 0.6 million square foot Springfield Mall in Springfield, Pennsylvania for $103.5 million.  The Company and Kravco Simon each have a 50% ownership interest in the property.

PREIT Reports Fourth Quarter and 2005 Annual Financial Results
March 2, 2006

•	In March 2005, the Company purchased the 0.5 million square foot Gadsden Mall in Gadsden, Alabama for approximately $58.8 million.

•	In February 2005, the Company purchased the 0.9 million square foot Cumberland Mall in Vineland, New Jersey for approximately $59.5 million.

2005 Recap: Dispositions

•	In December 2005, the Company sold Festival at Exton in Exton, Pennsylvania, for $20.2 million.

•	In August 2005, the Company sold its four industrial properties for approximately $4.3 million.

•
In July 2005, an unconsolidated partnership in which the Company has a 50% interest sold the property on which the Christiana Power Center Phase II project would have been built to the Delaware Department of Transportation for $17.0 million.  The Company’s share of the proceeds was $9.5 million, representing a reimbursement for the approximately $5.0 million of costs and expenses incurred previously in connection with the project and a gain on the sale of $4.5 million that was recognized in the third and fourth quarters of 2005.

•	In July 2005, the Company sold its 40% interest in Laurel Mall in Hazleton, Pennsylvania and received proceeds of $3.9 million

New Developments

•
In February 2006, the Company acquired approximately 540 acres of land known as “Springhills” in Gainesville, Florida for approximately $21.5 million.  The Company expects to develop a mixed use project on this land.

•
In January 2006, the Company sold 11 acres of a 25 acre site to Home Depot U.S.A., Inc.  The Company plans to build a 240,000 square foot Home Depot-anchored power center on the property, which is across the street from the Company’s Magnolia Mall in Florence, South Carolina.

•	In August 2005, the Company acquired approximately 15 acres in Christiansburg, Virginia adjacent to the Company’s New River Valley Mall for $4.1 million, where it plans to develop a power center.

•
In transactions that closed between June 2005 and January 2006, the Company acquired 187 acres of land in New Garden Township, Pennsylvania for approximately $30.1 million.  The Company’s concept for this property includes two retail formats and a mixed use component.

PREIT Reports Fourth Quarter and 2005 Annual Financial Results
March 2, 2006

•
In transactions that closed between May and August 2005, the Company acquired 45 acres in Lacey Township, New Jersey for approximately $11.6 million in cash.  The Company has been authorized by the Township to construct a retail center of up to 300,000 square feet, including a 133,000 square foot Home Depot.

2005 Recap: Financing Activity

•
In December 2005, the Company obtained a $160 million first mortgage loan, with interest at 5.65% maturing in December 2015, secured by Willow Grove Park in Willow Grove, Pennsylvania.  The Company used the proceeds to repay the previous first mortgage, to repay part of its unsecured revolving credit facility and for general corporate purposes.

•
In December 2005, the Company entered into a Unit Purchase Agreement with Crown American Properties, L.P., an entity controlled by Mark Pasquerilla, a trustee of the Company.  Under the agreement, the Company purchased 339,300 units of limited partnership interest in its operating partnership from CAP at $36.375 per unit, a 3% discount from the closing price of its common shares on December 19, 2005 of $37.50. The aggregate amount paid for the units was $12.3 million.

•
In October 2005, the Company announced that its Board of Trustees authorized a program to repurchase up to $100 million of its common shares.  The program will be in effect until the end of 2007, subject to the Company’s authority to terminate the program earlier.  From the inception of the program through December 31, 2005, the Company had repurchased 218,700 shares at an average price of $38.18 per share for an aggregate purchase price of $8.4 million.

•
In September 2005, the Company placed a $200 million first mortgage loan, with interest at 5.42% and maturing in October 2012, on Cherry Hill Mall in Cherry Hill, New Jersey.  The Company used the proceeds to repay the previous first mortgage and to repay part of its revolving credit facility.

•
In July 2005, the Company entered into a new $66 million 10-year mortgage loan with interest at 5.33% and secured by Magnolia Mall in Florence, South Carolina.  The Company used the proceeds to repay the previous mortgage and to repay a portion of the revolving credit facility.

•
In June 2005, the Company entered into $370 million in aggregate notional amount of forward starting interest rate swap agreements to hedge the expected interest payments associated with a portion of its anticipated future issuances of long term debt.  The Company locked in a blended 10-year swap rate on a notional amount of $120 million starting in 2007 of 4.6858%, and a blended 10-year swap rate on a notional amount of $250 million starting in 2008 of 4.8047%.

PREIT Reports Fourth Quarter and 2005 Annual Financial Results
March 2, 2006

First Quarter and Calendar Year 2006 Forecast

For 2006, the Company estimates that net income per diluted share will be between $0.43 and $0.55 and that FFO per diluted share will be between $3.53 and $3.65.  For the first quarter of 2006, the Company estimates that net income (loss) per diluted share will be between $(0.06) and $(0.02) and that FFO per diluted share will be between $0.72 and $0.76.  This guidance includes the effect of $4.2 million in separation payments associated with the retirement of the Company’s Vice Chairman, Jonathan Weller, which will be included in the Company’s financial results for the quarter ending March 31, 2006.  For 2006, the Company expects the incremental costs associated with Mr. Weller’s separation from the Company to reduce its diluted earnings per share and its FFO per diluted share by $0.07.

Estimated Amounts Per Share	First Quarter 2006	Calendar Year 2006

Diluted earnings (loss) per share	$(0.06) – (0.02)	$0.43 – 0.55
Depreciation and amortization (includes Company’s proportional share of partnerships), net of minority interest	0.78	3.10
FFO per diluted share	$0.72 – 0.76	$3.53 – 3.65

Conference Call Information

The Company has scheduled a conference call for 3:00 p.m. Eastern Time today to review its fourth quarter and 2005 annual results, market trends and future outlook. To listen to the call, please dial (877) 407-0778 (domestic) or (201) 689-8565 (international) at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet on the Company’s website at www.preit.com or www.vcall.com.  Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast.  Financial and statistical information expected to be discussed on the call will also be available on the Company’s website www.preit.com under the Investor Relations tab.

For interested individuals unable to join the conference call, a replay of the call will be available until March 16, 2006 at (877) 660-6853 (domestic) or (201) 612-7415 (international), (Passcode: 286; Conference ID# 192604).    The online archive of the webcast will be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls and power centers (approximately 34.5 million square feet) located in the eastern United States. PREIT’s portfolio currently consists of 52 properties in 13 states. PREIT’s portfolio includes 39 shopping malls, 12 strip and power centers and one office property. PREIT is headquartered in Philadelphia, Pennsylvania. PREIT’s website can be found at www.preit.com.

PREIT Reports Fourth Quarter and 2005 Annual Financial Results
March 2, 2006

Definitions

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure, as income before gains (losses) on sales of operating properties and extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnerships to reflect funds from operations on the same basis. FFO is a commonly used measure of operating performance and profitability in the REIT industry, and we use FFO as a supplemental non-GAAP measure to compare our Company’s performance to that of our industry peers.  In addition, we use FFO as a performance measure for determining bonus amounts earned under certain of our performance-based executive compensation programs. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company.  FFO does not include gains or losses on sale of operating real estate assets, which are included in the determination of net income in accordance with GAAP.  Accordingly, FFO is not a comprehensive measure of our operating cash flows.  In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as net operating income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance, or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions.

The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items that are considered extraordinary under GAAP, gains on sales of operating real estate and depreciation and amortization of real estate.

Net operating income (“NOI”), which is a non-GAAP measure, is derived from revenues (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). Net operating income is a non-GAAP measure. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income.

PREIT Reports Fourth Quarter and 2005 Annual Financial Results
March 2, 2006

The Company believes that net operating income is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. Net operating income excludes general and administrative expenses, management company revenues, interest income, interest expense, depreciation and amortization and gains on sales of interests in real estate.

This press release contains certain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts.   These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements.  Additionally, there can be no assurance that PREIT’s actual results will not differ significantly from the forecast and estimates set forth above, or that PREIT’s returns on its acquisitions will be consistent with the estimates outlined in the related press releases.  PREIT’s business is subject to uncertainties regarding the revenues, operating expenses, leasing activities, occupancy rates, and other competitive factors relating to PREIT’s portfolio and changes in local market conditions as well as general economic, financial and political conditions, including the possibility of outbreak or escalation of war or terrorist attacks, any of which may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. In particular, the successful redevelopment of any property is subject to a number of risks, including, among others, that PREIT’s redevelopment plans might change, its redevelopment activities might be delayed, anticipated project costs may increase, and PREIT might not enter into one or more of the leases referred to under “Redevelopment Activity.”  Unanticipated expenses or delays would adversely affect PREIT’s investment returns on a redevelopment project.   PREIT does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements or industry information set forth in this press release to reflect new information, future events or otherwise.  Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT’s Annual Report on Form 10-K for the year ended December 31, 2004.

[Financial Tables Follow]
# # #
** A supplemental quarterly financial package **
will be available on the Company’s web site at www.preit.com.

PREIT Announces Fourth Quarter 2005 Results
March 2, 2006

Pennsylvania Real Estate Investment Trust
Selected Financial Data

FUNDS FROM OPERATIONS

	Three Months Ended		Twelve Months Ended

(In thousands, except share and per share amounts)	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004

Net income	$19,439	$19,164	$57,629	$53,788
Adjustments:
Minority interest in Operating Partnership	2,051	2,467	6,205	5,665
Minority interest in Operating Partnership-discontinued operations	338	(109)	1,020	653
Dividends on preferred shares	(3,403)	(3,403)	(13,613)	(13,613)
Gains on sales of interests in real estate	74	45	(5,586)	(1,484)
Gain/adjustment to gain on sale of discontinued operations	(2,422)	—	(6,158)	550
Depreciation and amortization:
Wholly owned & consolidated partnerships (a)	28,469	24,292	107,875	95,360
Unconsolidated partnerships (a)	1,295	2,559	4,582	5,781
Discontinued operations	64	126	433	502

FUNDS FROM OPERATIONS(b)	$45,905	$45,141	$152,387	$147,202

Minority interest in properties	124	131	450	474

FUNDS FROM OPERATIONS FOR DILUTED CALCULATION	$46,029	$45,272	$152,837	$147,676

FUNDS FROM OPERATIONS PER SHARE AND OP UNITS-BASIC	$1.13	$1.12	$3.75	$3.70
FUNDS FROM OPERATIONS PER SHARE AND OP UNITS-DILUTED	$1.11	$1.11	$3.70	$3.65
Weighted average number of shares outstanding	36,210	35,819	36,090	35,609
Weighted average effect of full conversion of OP Units	4,461	4,426	4,580	4,183

Total weighted average shares outstanding, including OP Units	40,671	40,245	40,670	39,792
Effect of common share equivalents	615	718	673	659

Total weighted average shares outstanding, including OP Units-diluted	41,286	40,963	41,343	40,451

a)	Excludes depreciation of non-real estate assets, amortization of deferred financing costs and discontinued operations.
b)
Includes the non-cash effect of straight-line rents of $1,168 and $1,375 for the 4th quarter 2005 and 2004, respectively, and $4,374 and $5,212 for the twelve months ended December 31, 2005 and 2004, respectively.

STATEMENTS OF INCOME

	Three Months Ended		Twelve Months Ended

(In thousands, except per share amounts)	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004

REVENUE:
Real estate revenues:
Base rent	$73,144	$69,510	$271,982	$253,410
Percentage rent	4,485	4,697	10,411	9,827
Expense reimbursements	31,384	27,591	123,838	113,570
Lease termination revenue	587	1,253	1,852	3,931
Other real estate revenues	7,428	6,807	16,572	15,025

Total real estate revenues	117,028	109,858	424,655	395,763

Management company revenue	1,913	2,332	3,956	5,278
Interest and other income	310	161	1,048	1,026

Total revenues	119,251	112,351	429,659	402,067

EXPENSES:
Property operating expenses:
CAM and real estate taxes	(29,843)	(25,476)	(113,681)	(99,507)
Utilities	(5,624)	(4,427)	(22,419)	(19,873)
Other property expenses	(9,502)	(8,615)	(26,037)	(24,842)

Total property operating expenses	(44,969)	(38,518)	(162,137)	(144,222)

Depreciation and amortization	(29,048)	(24,709)	(110,002)	(96,809)
Other expenses:
General and administrative expenses	(8,890)	(10,241)	(36,723)	(43,033)
Taxes	(78)	—	(597)	—

Total other expenses	(8,968)	(10,241)	(37,320)	(43,033)

Interest Expense	(20,917)	(18,456)	(81,907)	(72,314)

Total expenses	(103,902)	(91,924)	(391,366)	(356,378)

Income before equity in income of partnerships, gains on sales of interests in real estate, minority interest and discontinued operations	15,349	20,427	38,293	45,689
Equity in income of partnerships	2,049	697	7,474	5,606
Gains on sales of interests in real estate	1,390	(45)	10,111	1,484

Income before minority interest and discontinued operations	18,788	21,079	55,878	52,779
Minority interest in properties	(51)	(66)	(179)	(611)
Minority interest in Operating Partnership	(2,051)	(2,467)	(6,205)	(5,665)

Income from continuing operations	16,686	18,546	49,494	46,503

Discontinued operations:
Operating results from discontinued operations	669	508	2,997	8,506
Gain/(adjustment to gain) on sale of discontinued operations	2,422	—	6,158	(550)

Minority interest in properties	—	1	—	(18)
Minority interest in Operating Partnership	(338)	109	(1,020)	(653)

Income from discontinued operations	2,753	618	8,135	7,285

Net income	19,439	19,164	57,629	53,788
Dividends on preferred shares	(3,403)	(3,403)	(13,613)	(13,613)

Net income available to common shareholders	$16,036	$15,761	$44,016	$40,175

BASIC EARNINGS PER SHARE
From continuing operations	$0.36	$0.42	$0.97	$0.90
From discontinued operations	0.08	0.02	0.22	0.21

TOTAL BASIC EARNINGS PER SHARE	$0.44	$0.44	$1.19	$1.11

DILUTED EARNINGS PER SHARE
From continuing operations	$0.36	$0.41	$0.95	$0.90
From discontinued operations	0.07	0.02	0.22	0.20

TOTAL DILUTED EARNINGS PER SHARE	$0.43	$0.43	$1.17	$1.10

Weighted average number of shares outstanding (for diluted EPS)	36,825	36,537	36,762	36,269

PREIT Announces Fourth Quarter 2005 Results
March 2, 2006

Pennsylvania Real Estate Investment Trust
Selected Financial Data

NET OPERATING INCOME

	Three Months Ended		Twelve Months Ended

(In thousands)	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004

Net income	$19,439	$19,164	$57,629	$53,788
Adjustments:
Depreciation and amortization
Wholly owned and consolidated partnerships	29,048	24,709	110,002	96,809
Unconsolidated partnerships	1,295	2,559	4,582	5,781
Discontinued operations	64	126	433	502
Interest expense
Wholly owned and consolidated partnerships	20,917	18,456	81,907	72,314
Unconsolidated partnerships	2,131	2,084	8,167	8,318
Discontinued operations	310	315	1,241	2,921
Minority interest in Operating Partnership
Continuing operations	2,051	2,467	6,205	5,665
Discontinued operations	338	(109)	1,020	653
Minority interest in properties
Continuing operations	51	66	179	611
Discontinued operations	—	(1)	—	18
Gains on sales of interests in real estate	(1,390)	45	(10,111)	(1,484)
(Gain)/adjustment to gain on sale of discontinued operations	(2,422)	—	(6,158)	550
General and administrative expenses	8,968	10,241	37,320	43,033
Management company revenue	(1,913)	(2,332)	(3,956)	(5,278)
Interest and other income	(310)	(161)	(1,048)	(1,026)

Property net operating income	$78,577	$77,629	$287,412	$283,175

Same store retail properties	$72,463	$76,158	$261,072	$268,358
Non-same store properties	6,114	1,471	26,340	14,817

Property net operating income	$78,577	$77,629	$287,412	$283,175

EQUITY IN INCOME OF PARTNERSHIPS

	Three Months Ended		Twelve Months Ended

(In thousands)	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004

Gross revenues from real estate	$16,067	$15,387	$58,764	$57,986

Expenses:
Property operating expenses	(5,110)	(4,565)	(17,937)	(17,947)
Mortgage interest expense	(4,255)	(4,240)	(16,485)	(16,923)
Depreciation and amortization	(2,460)	(4,628)	(8,756)	(11,001)

Total expenses	(11,825)	(13,433)	(43,178)	(45,871)

Net income from real estate	4,242	1,954	15,586	12,115
Partners’ share	(2,121)	(991)	(7,835)	(6,131)

Company’s share	2,121	963	7,751	5,984
Amortization of excess investment	(72)	(266)	(277)	(378)

EQUITY IN INCOME OF PARTNERSHIPS	$2,049	$697	$7,474	$5,606

PREIT Announces Fourth Quarter 2005 Results
March 2, 2006

Pennsylvania Real Estate Investment Trust
Selected Financial Data

CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share amounts)	December 31, 2005	December 31, 2004

ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Retail properties	$2,807,575	$2,510,256
Land held for development	5,616	9,863
Industrial properties	—	2,504
Construction in progress	55,368	10,953

Total investments in real estate	2,868,559	2,533,576
Accumulated depreciation	(220,788)	(150,885)

NET INVESTMENTS IN REAL ESTATE	2,647,771	2,382,691
INVESTMENTS IN PARTNERSHIPS, at equity	41,536	27,244

	2,689,307	2,409,935
OTHER ASSETS:
Assets held for sale	17,720	14,946
Cash and cash equivalents	21,642	40,340
Rents and other receivables (net of allowance for doubtful accounts of $10,671 and $9,394, at December 31, 2005 and December 31, 2004, respectively)	46,492	31,977
Intangible assets (net of accumulated amortization of $72,308 and $38,333 at December 31, 2005 and December 31, 2004, respectively)	173,594	171,850
Deferred costs and other assets, net	69,792	62,355

Total assets	$3,018,547	$2,731,403

LIABILITIES:
Mortgage notes payable	$1,332,066	$1,145,079
Debt premium on mortgage notes payable	40,066	56,135
Bank loan payable	342,500	271,000
Corporate notes payable	94,400	—
Liabilities related to assets held for sale	18,233	18,556
Tenants’ deposits and deferred rents	13,298	13,465
Investments in partnerships, deficit balances	13,353	13,758
Accrued expenses and other liabilities	69,435	76,975

Total liabilities	1,923,351	1,594,968
MINORITY INTEREST:
Minority interest in Operating Partnership	115,304	128,384
Minority interest in properties	3,016	3,585

Total minority interest	118,320	131,969
SHAREHOLDERS’ EQUITY:
Shares of beneficial interest, $1.00 par value per share; 100,000,000 shares authorized; issued and outstanding 36,521,000 shares at December 31, 2005 and 36,272,000 shares at December 31, 2004	36,521	36,272
Non-convertible senior preferred shares, 11% cumulative, $.01 par value per share; 2,475,000 shares authorized, issued and outstanding at December 31, 2005 and December 31, 2004	25	25
Capital contributed in excess of par	912,798	899,506
Deferred compensation	(13,359)	(7,737)
Accumulated other comprehensive income (loss)	4,377	(1,821)
Retained earnings	36,514	78,221

Total shareholders’ equity	976,876	1,004,466

Total liabilities, minority interest and shareholders’ equity	$3,018,547	$2,731,403